Exhibit 4.1.2

FIRST SUPPLEMENTAL INDENTURE

dated as of September 20, 2010

among

DRIVETIME AUTOMOTIVE GROUP, INC.,

DT ACCEPTANCE CORPORATION,

APPROVAL SERVICES COMPANY, LLC,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

12.625%

Senior Secured Notes due

2017

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), entered into as of September 20, 2010, among DRIVETIME AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”) and DT ACCEPTANCE CORPORATION, an Arizona corporation (“DTAC” and together with DTAG, the “Issuers”), APPROVAL SERVICES COMPANY, LLC, an Arizona limited liability company (the “Undersigned”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of June 4, 2010 (the “Indenture”), relating to the Issuers’ 12.625% Senior Secured Notes Due 2017 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuers agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this First Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Undersigned, by its execution of this First Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

Section 3. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 4. This First Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This First Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this First Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

DRIVETIME AUTOMOTIVE GROUP, INC.,
as Issuer

By:	/s/ Jon Ehlinger
	Name:	Jon Ehlinger
	Title:	Secretary

DT ACCEPTANCE CORPORATION, as Issuer

By:	/s/ Steven P. Johnson
	Name:	Steven P. Johnson
	Title:	President

APPROVAL SERVICES COMPANY, LLC, as Guarantor

By:	/s/ Jon Ehlinger
	Name:	Jon Ehlinger
	Title:	Manager

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President

[Signature Page to First Supplemental Indenture]